UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2017 Paul H. Hough was appointed to the Board of Directors of Bottomline Technologies (de), Inc. (the “Company”), effective immediately, based on the recommendation of the Nominations and Corporate Governance Committee and the unanimous agreement of the Board of Directors. Mr. Hough is a class III director with his term expiring at the annual meeting of stockholders to be held in 2019.

The Board has determined that Mr. Hough is an “independent director” within the meaning of the NASDAQ Marketplace Rules and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Mr. Hough will participate in the Company’s standard non-employee director compensation program as described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2016, which includes the grant of an award of 4,000 shares of the Company’s common stock upon a director’s initial election to the Board and on the date of each annual meeting of stockholders thereafter. Each such award will vest in full on the one year anniversary of the date of grant.

Mr. Hough will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement will be substantially similar to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company shall indemnify a director to the fullest extent permitted by Delaware law for claims arising in the director’s capacity as such, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with his or her service as a director and that a director has the right to advancement of expenses. The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its officers and directors, which is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2015.

On April 19, 2017, the Company issued a press release announcing the appointment of Mr. Hough to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

On April 19, 2017, Michael J. Curran notified the Company of his decision to accept a full time position with Bank of America Merrill Lynch as Strategy Executive for the bank’s Environmental, Social and Governance Group. In order to focus on this role, Mr. Curran will be stepping down from the Board effective May 18, 2017 and from his Board committee responsibilities as of April 19, 2017. “Mike has made an enormous contribution to Bottomline Technologies during his tenure on our Board,” said Joseph L. Mullen, Chairman. “I know I speak for the entire Board in thanking him for his many years of service to Bottomline. We will all miss his presence on the Board and wish him the very best in his new role with Bank of America”.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

April 21, 2017	By:	/s/ Eric K. Morgan
Eric K. Morgan
Executive Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on April 19, 2017